CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference, in the Registration Statement on Form S-4 of HUBCO, Inc., Registration No. 33-56817, of our report dated January 14, 1994 on our audits of the consolidated financial statements of Urban National Bank and Subsidiaries as of December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993.



                                                 STEPHEN P. RADICS & CO.


Haledon, New Jersey
March 2, 1995